LOAN AGREEMENT

THIS LOAN AGREEMENT ("Agreement") is made April 25, 2020, between **SUNWORKS UNITED INC., 1030 WINDING CREEK RD., STE. 100 ROSEVILLE, CA 95678** ("Borrower") and Tri Counties Bank ("Lender"), whereby the U.S. Small Business Administration ("SBA") has authorized a guaranty of a loan from Lender to Borrower (Loan Number **1319647201**, "Loan") for the amount and under the terms stated herein and in a Note signed by Borrower dated **April 25, 2020** ("Note"), **which contemplates potential forgiveness of the Loan** in accordance with Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") as well as any regulations promulgated by SBA pursuant to the CARES Act, each as amended from time to time (collectively, the "Paycheck Protection Program Rule").

In consideration of the promises in this Agreement and for other good and valuable consideration, Borrower and Lender agree as follows:

1. Subject to the terms and conditions of the Agreement and the Note, Lender agrees to make the Loan to Borrower if Borrower complies with the following "Borrower Requirements." Borrower must:

- **a.** Provide Lender with all certifications, documents or other information Lender is required by this Agreement and the Paycheck Protection Program Rule to obtain from Borrower or any third party;
- **b.** Execute a note and any other documents required by Lender;
- **c.** Use the loan proceeds in accordance with Section 5 below; and
- **d.** Do everything necessary for Lender to comply with the terms and conditions of this Agreement, the Note and the Payroll Protection Program Rule.

2. The terms and conditions of this Agreement:

- **a.** Are binding on Borrower and Lender and their successors and assigns; and
- **b.** Will remain in effect after the closing of the Loan.

3. Failure to abide by any of the Borrower Requirements will constitute an event of default under the note and other loan documents or could result in Borrower not being entitled to loan forgiveness as set forth in Section 6.

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4. As set forth in Borrower's Payroll Protection Act Borrower Application Form ("Application"), Borrower certifies that:

- **a.** Borrower is eligible to receive a loan under the Paycheck Protection Program Rule in effect at the time the Application was submitted.
- **b.** Borrower (1) is an independent contractor, eligible self-employed individual, or sole proprietor, or (2) employs no more than the greater of 500 or employees or, if applicable, the size standard in number of employees established by SBA in 13 C.F.R. 121.201 for Borrower's industry.
- **c.** Borrower will comply, whenever applicable, with the civil rights and other limitations in this form.
- **d.** All SBA loan proceeds will be used only for business-related purposes as specified in the Application and consistent with the Paycheck Protection Program Rule.
- **e.** To the extent feasible, Borrower will purchase only American-made equipment and products.
- **f.** Borrower is not engaged in any activity that is illegal under federal, state or local law.
- **g.** Any loan received by Borrower under Section 7(b)(2) of the Small Business Act between January 31, 2020 and April 3, 2020 was for a purpose other than paying payroll costs and other allowable uses for loans under the Paycheck Protection Program Rule.
- **h.** Borrower was in operation on February 15, 2020 and had employees for whom it paid salaries and payroll taxes or paid independent contractors, as reported on Form(s) 1099-MISC.
- **i.** Current economic uncertainty makes this loan request necessary to support the ongoing operations of the Borrower.
- **j.** The funds will be used to retain workers and maintain payroll or make mortgage interest payments, lease payments, and utility payments, as specified under the Paycheck Protection Program Rule; Borrower understands that if the funds are knowingly used for unauthorized purposes, the federal government may hold Borrower legally liable, such as for charges of fraud.
- **k.** Borrower will provide to the Lender documentation verifying the number of full-time equivalent employees on the Borrower's payroll as well as the dollar

amounts of payroll costs, covered mortgage interest payments, covered rent payments, and covered utilities for the eight-week period following the Loan.

l. Borrower understands that loan forgiveness will be provided for the sum of documented payroll costs, covered mortgage interest payments, covered rent payments, and covered utilities, and not more than 25% of the forgiven amount may be for non-payroll costs.

m. During the period beginning on February 15, 2020 and ending on December 31, 2020, Borrower has not and will not receive another loan under the Paycheck Protection Program.

n. The information provided in the Application and the information provided in all supporting documents and forms is true and accurate in all material respects. Borrower understands that knowingly making a false statement to obtain a guaranteed loan from SBA is punishable under the law, including under 18 USC 1001 and 3571 by imprisonment of not more than five years and/or a fine of up to $250,000; under 15 USC 645 by imprisonment of not more than two years and/or a fine of not more than $5,000; and, if submitted to a federally insured institution, under 18 USC 1014 by imprisonment of not more than thirty years and/or a fine of not more than $1,000,000.

o. Borrower acknowledges that Lender will confirm the eligible loan amount using required documents submitted. Borrower understands, acknowledges and agrees that Lender can share any tax information that Borrower has provided with SBA's authorized representatives, including authorized representatives of SBA Office of Inspector General, for the purpose of compliance with SBA Loan Program Requirements and all SBA reviews.

p. Borrower shall supply any additional information required by Lender or SBA until such time as the Loan is repaid in full.

5. Borrower certifies all Loan proceeds will be used for the following purposes as set forth in the Payroll Protection Program Rule:

$ **2,847,400.00** for Payroll Costs and Payments on qualifying Cost Related to the Continuation of Certain Group Health Care Benefits, Mortgage Interest, Rent, Utilities and Interest on Other Debt Obligations (At least 75% of this amount shall be used for Payroll Costs as defined in the Payroll Protection Program Rule)

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6. Forgiveness is not automatic. Borrower may request forgiveness of some or all of the principal balance of the Loan. Forgiveness is only available if Borrower uses the funds for certain purposes as permitted by SBA. If Borrower requests forgiveness, Borrower must provide documentation discussed herein, and must certify that the Loan funds were used for SBA-qualifying purposes. If Borrower fails to provide the required documentation and/or such documentation is not acceptable to SBA, the loan forgiveness will be denied. SBA may limit the timeframe by which Borrower will need to ask for forgiveness. The amount forgiven may be subject to certain limitations and reductions in certain circumstances; for example, if Borrower has reductions in number of employees or employee compensation, and only 25% of the forgiven amount may be for non-payroll purposes as set forth in the Payroll Protection Program Rule.

Borrower's request for loan forgiveness must include the following:

a. Documentation verifying the number of full-time equivalent employees on payroll and pay rates for the required periods, including payroll tax filings reported to the IRS and state income, payroll and unemployment insurance filings.

b. Documentation, including cancelled checks, payment receipts, transcripts of accounts, or other documents verifying payments on covered mortgage obligations, payments on covered lease obligations, and covered utility payments.

c. A certification from an authorized representative of Borrower that the documentation presented is true and correct, and the amount for which forgiveness is requested was used to retain employees, make interest payments on a covered mortgage obligation, make payments on a covered rent obligation or make covered utility payments.

d. Any other documentation Lender or SBA determines necessary.

Borrower agrees to begin submitting to Lender the required documentation within six (6) weeks of funding of the Loan and agrees to submit all required documentation within ten (10) weeks of funding of the Loan.

Lender shall calculate the amount of any proposed loan forgiveness in accordance with the CARES Act as well as any regulations promulgated by SBA pursuant to the CARES Act. Not more than 25% of the forgiveness amount can be attributable to non-payroll costs.

Upon receipt of the documentation, Lender will, on a best efforts basis, submit the Borrower's request for forgiveness to SBA. As soon as practicable after receiving SBA's decision on the loan forgiveness application, Lender shall communicate SBA's decision to Borrower.

If Borrower received an EIDL advance, the amount of the EIDL advance shall be deducted

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from the loan forgiveness amount. This EIDL advance may be eligible for forgiveness, but subject to SBA requirements.

Borrower will be responsible under the Loan for any amounts not forgiven. Borrower acknowledges and agrees that only SBA, and not Lender, is empowered to approve or deny loan forgiveness.

7. Borrower further certifies that:

- **a.** If Borrower defaults on the Loan, SBA may be required to pay Lender under SBA guarantee, and SBA may then seek recovery on the Loan (to the extent any balance remains after loan forgiveness).
- **b.** Borrower will keep books and records in a manner satisfactory to Lender, furnish financial statements as requested by Lender, and allow Lender and SBA to inspect and audit books, records and papers relating to the Loan and/or Borrower's financial or business condition.

8. Borrower has carefully read the Application, and knows and understands what is in it. In connection with preparing the Application, Borrower has consulted experts, legal counsel or other sources of its own selection and has been provided sufficient data and advice so that it is able to exercise their judgment intelligently in executing the Note, this Agreement and the Application. Borrower further represents that its decision to execute this Loan Agreement, the Note and the Application is not predicated on or influenced by any declarations or representations of Lender or any other persons affiliated with Lender. Borrower agrees to indemnify and hold harmless Lender, its employees, directors and affiliates for any incorrect statement in the Application.

9. This Agreement may be executed in a number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same agreement. The signatures to this Agreement may be evidenced by facsimile or PDF copies reflecting one or more parties' signatures hereto, and any such facsimile or PDF copy shall be sufficient to evidence the signature of such party or parties as if it were an original signature.

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IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed on its behalf to be effective as of the date set forth above.

BORROWER:

SUNWORKS UNITED INC.

By: ________________________________
Name: Charles Cargile
Title: Chief Executive Officer/ Secretary

LENDER:

Tri Counties Bank

By:

Aaron J. Beckman
VP, GGL Program Manager
Government Guaranteed Lending

TCB 2020-0411